Exhibit 10.3

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY […***…], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

SECOND AMENDMENT

Manufacturing and Supply Agreement between
W. R. Grace & Co.-Conn. and ChromaDex, Inc.

This Second Amendment to the Manufacturing and Supply Agreement (the “Amendment”) is made and effective as of January 1, 2018 (the “Effective Date”) by and between W. R. Grace & Co.-Conn.(“GRACE”) and ChromaDex. Inc. (“ChromaDex”).

RECITALS

WHEREAS, GRACE and ChromaDex entered into a certain Manufacturing and Supply Agreement effective January 1, 2016 (the “Agreement”), and an Amendment to the Agreement effective February 27, 2017, whereby GRACE agreed to sell to ChromaDex and ChromaDex agreed to purchase from GRACE […***…] defined in the specifications contained in Exhibit A of the Quality Agreement between the parties (the “Product”) pursuant to the terms and conditions set forth therein;

WHEREAS, GRACE and ChromaDex desire and wish to further amend the Agreement as set forth herein, with the understanding that all other provisions of the Agreement and Amendment shall remain unchanged.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual obligations herein contained, the parties hereto agree as follows:

I.    Product

The definition of Product is deleted in its entirety and replaced with the following:

“Product” shall mean the […***…] defined by the Specifications and, collectively, refers to Product A and Product B. Products A and B are specifically defined as follows:

•	“Product A” shall mean Product that […***…], followed by […***…], followed by […***…], and that […***…] in the Specification.
•	“Product B” shall mean Product that […***…], followed by […***…], followed by […***…], that […***…]in the Specification, and […***…].”

II.   Forecasts

The following is added as a new sentence at the end of Section 1(f):

“Notwithstanding any other terms of this Section 1(f) to the contrary, ChromaDex shall provide reasonable prior written notice of any forecasted orders for Product manufactured to compliance with 21 CFR Part 211.”

III.  Intermediate […***…]

The following is added as a new Section 1(l)(ii)(A):

“(A) Should Grace determine that the intermediate […***…]for Product […***…] exceeds the […***…], Grace will provide notification by phone to the ChromaDex contact person designated in the Quality Agreement by phone. ChromaDex will have […***…] from the time of such call (the “Response Period”) to inform Grace whether to perform a […***…] on the applicable Product […***…]. If ChromaDex

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does not respond within such time, Grace may, at its sole discretion perform […***…] and, with respect to each of the […***…] manufactured in calendar year […***…], the applicable price for that batch of Product will […***…]. Each party’s obligations under the Agreement still withstanding, Grace shall have no liability specifically with regards to such decision.”

The following is added as a new Section 1(I)(ii)(B):

“(B) Should ChromaDex respond within the Response Period and decide not to have such Product […***…] undergo […***…], ChromaDex agrees that the […***…] for the applicable batch of Product are acceptable and ChromaDex shall not reject such batch of Product on the basis of to its […***…]. Each party’s obligations under the Agreement still withstanding, Grace shall have no liability specifically with regards to […***…] in such batch […***…].”

IV.  Purchase Obligations

The following is added to the end of the first paragraph of Section 4:

“ChromaDex shall purchase not less than […***…]of Product from GRACE during the period […***…], and a total of not less than […***…]during the period […***…]and a total of not less than […***…]during the period […***…]. GRACE shall make commercially reasonable efforts to have the capacity to manufacture and supply ChromaDex with […***…]of Product during the period […***…]. For avoidance of doubt, ChromaDex’s obligations with respect to its rolling and binding forecasts are not altered by any minimum purchase obligations.”

V.   Supply Continuity

Section 5 of the Agreement is amended to add a new paragraph 5(e):

“(e) The Parties will jointly use commercially reasonable efforts to identify and target potential areas for cost reduction with respect to Product manufacture. Representatives of the parties will meet not less than […***…] per […***…]to discuss and agree on such cost reduction efforts. […***…] […***…] Ownership rights with respect to any information developed with respect to the process of manufacturing Product shall be determined according to […***…] of the Agreement.”

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V.   Product Price

Exhibit B of the Agreement is deleted in its entirety and replaced by the attached Exhibit B.

Except as amended and supplemented hereby, all of the terms and conditions of the Agreement and Amendment shall remain and continue in full force and effect and apply hereto. Capitalized terms not otherwise defined herein shall have the meaning given in the Agreement. This Second Amendment shall become effective as of the Effective Date when executed by the parties hereto.

IN WITNESS THEREOF, the authorized representatives of the parties have executed this Second Amendment to the Manufacturing and Supply Agreement effective as of the Effective Date.

W.R. Grace & Co.-Conn.		ChromaDex, Inc.

Signature:	/s/ Sandra L. Wisniewski	Signature:	/s/ Troy Rhonemus
Name:	Sandra L. Wisniewski	Name:	Troy Rhonemus
Title:	President, Materials Technologies	Title:	EVP
Date:	Jan 25, 2018	Date:	1/26/2018

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Exhibit B: Purchase Price

The Product prices are as follows:

[…***…] produced in calendar year […***…]:

Product A	$[…***…]
Product B:	$[…***…]

If reprocessing is required for any of the […***…] produced in calendar year […***…] by way of a […***…] after the Product has been […***…] following an […***…], […***…]. If reprocessing is not required for any of the initial batches by way of a […***…]after the Product has been […***…] following an […***…], […***…]:

Product A:	$[…***…]

Product B:	$[…***…]

For avoidance of doubt, the above-listed prices apply only to Product manufactured to compliance with […***…]. The parties will meet to agree on prices for Product manufactured to […***…].

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